                                                                   EXHIBIT 23(b)

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-59098 of Northern States Power Company-Minnesota (a Minnesota Corporation) and Subsidiaries (the Company) on Form S-3 of our report dated February 24, 2003, relating to the consolidated financial statements of the Company as of and for the year ended December 31, 2002 appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2002, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.

DELOITTE & TOUCHE LLP

Minneapolis, Minnesota
April 7, 2003